EXHIBIT 10

Consents of Independent Auditors and Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-182091 of Ameritas Life Insurance Corp. Separate Account LLVA on Form N-4 of our report dated March 26, 2014 (which report expresses an unmodified opinion in accordance with accounting practices prescribed or permitted by the Insurance Department of the State of Nebraska) relating to the statutory basis financial statements of Ameritas Life Insurance Corp., appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading “Services” in such Statement of Additional Information.

/s/  Deloitte & Touche LLP

Omaha, Nebraska
April 22, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-182091 of Ameritas Life Insurance Corp. Separate Account LLVA on Form N-4 of our report dated March 13, 2014, relating to the financial statements and financial highlights of the subaccounts of Ameritas Life Insurance Corp. Separate Account LLVA, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading “Services” in such Statement of Additional Information.

/s/  Deloitte & Touche LLP

Omaha, Nebraska
April 22, 2014